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                                                                    Exhibit 3(c)


                       AMENDMENT TO REGISTRANT'S BY-LAWS
                           ADOPTED DECEMBER 12, 2000
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                         RESOLVED that Article II, Section
                  2 of the By-laws of the Corporation, as
                  amended, is hereby further amended,
                  effective immediately by changing the
                  word "eleven" therein to "twelve."